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                                                                      EXHIBIT 23



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
              ---------------------------------------------------



We have issued our report dated February 14, 2000, accompanying the consolidated financial statements and schedules incorporated in the annual Report of Allied Research Corporation on Form 10-K for the year ended December 31, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statements of Allied Research Corporation on Forms S-8 (File No. 2-96771, effective April 22, 1985, File No. 33-25677 effective December 14, 1988, File No. 33-41422 effective June 27, 1992, File No. 33-45303 effective January 24, 1993, File No. 33-57170 effective January 19, 1994, and File No. 33-57172 effective January 19, 1994 and Form S-8 filed March  20, 1998).


/s/ Grant Thornton LLP
______________________



Baltimore, Maryland
March 24, 2000



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